UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2005

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1899 L Street NW, 5th Floor, Washington, District of Columbia		20036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2005, at the Blackboard Inc. (the "Company") Annual Meeting of Stockholders, the Company’s stockholders approved the amendment and restatement of the Company’s 2004 Stock Incentive Plan (as amended and restated, the "2004 Plan") to increase the number of shares authorized for issuance under the 2004 Plan from 1,887,692 to 2,350,000 and make other specified changes, including the following:

- The maximum number of shares of the Company’s common stock that may be issued pursuant to awards other than stock options and certain stock appreciation rights is 600,000 shares.

- The maximum term of any stock option grant made after March 1, 2005 is 8 years.

- The minimum exercise price of any stock option grant made after the approval of the 2004 Plan is 100% of the fair market value of the Company’s common stock at the time of grant.

- Other than adjustments for stock splits, combinations and similar events or pursuant to stockholder approval, options may not be amended to reduce the exercise price per share thereof and the Company may not implement an option exchange program pursuant to which an option could be exchanged for a new option with a lower exercise price per share.

- The terms on which stock appreciation rights may be granted are specified, including a limit on the term of stock appreciation rights to 8 years and a stipulation that stock appreciation rights may be granted at a price no lower than 100% of the fair market value of the Company’s common stock at the time of grant.

- Restricted stock grants may not fully vest before the third anniversary of grant. Restricted stock subject to the achievement of performance goals and a maximum of 100,000 shares of restricted stock are excepted from this requirement.

- Certain terms of performance-based restricted stock or other grants are specified as set forth in the 2004 Plan.

A copy of the 2004 Plan is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 - Amended and Restated 2004 Stock Incentive Plan

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

May 25, 2005	By:	/s/ Matthew Small

Name: Matthew Small
Title: Senior Vice President, Legal and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated 2004 Stock Incentive Plan